Exhibit 99

MASCO CORPORATION REPORTS FOURTH QUARTER
AND 2025 YEAR-END RESULTS

Highlights
•Fourth quarter net sales decreased 2 percent to $1,793 million
•Fourth quarter earnings per share was $0.80; adjusted earnings per share decreased 8 percent to $0.82
•Full year 2025 net sales decreased 3 percent to $7,562 million; in local currency and excluding divestitures, net sales decreased 2 percent
•Full year earnings per share was $3.86; adjusted earnings per share decreased 3 percent to $3.96
•Expect 2026 earnings per share in the range of $3.91 - $4.11 per share, and on an adjusted basis, $4.10 - $4.30 per share

LIVONIA, Mich. (February 10, 2026) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its fourth quarter and full-year 2025 results.

2025 Fourth Quarter Results
•On a reported basis, compared to the fourth quarter 2024:
•Net sales decreased 2 percent to $1,793 million; net sales decreased 3 percent in local currency
◦Plumbing Products’ net sales increased 5 percent; in local currency net sales increased 3 percent
◦Decorative Architectural Products’ net sales decreased 15 percent
◦In local currency, North American sales decreased 5 percent and International sales increased 1 percent
•Gross margin decreased 80 basis points to 33.9 percent from 34.7 percent
•Operating profit decreased 14 percent to $248 million from $290 million
•Operating margin decreased 210 basis points to 13.8 percent from 15.9 percent
•Net income decreased 6 percent to $0.80 per share, compared to $0.85 per share
•Compared to fourth quarter 2024, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24.5 percent, were as follows:
•Gross margin decreased 110 basis points to 33.7 percent from 34.8 percent
•Operating profit decreased 11 percent to $259 million from $291 million
•Operating margin decreased 150 basis points to 14.4 percent from 15.9 percent
•Net income decreased 8 percent to $0.82 per share, compared to $0.89 per share
•Liquidity at the end of the fourth quarter was $1,647 million (including availability under our revolving credit facility)
2025 Full Year Results
•On a reported basis, compared to the full year 2024:
•Net sales decreased 3 percent to $7,562 million; in local currency and excluding divestitures, net sales decreased 2 percent
◦Plumbing Products’ net sales increased 3 percent; in local currency net sales increased 2 percent
◦Decorative Architectural Products’ net sales decreased 14 percent; in local currency and excluding divestitures, net sales decreased 8 percent
◦In local currency, North American sales decreased 5 percent and International sales increased 1 percent
•Gross margin decreased 80 basis points to 35.4 percent from 36.2 percent
•Operating profit decreased 8 percent to $1,248 million from $1,363 million
•Operating margin decreased 90 basis points to 16.5 percent from 17.4 percent
•Net income increased 3 percent to $3.86 per share, compared to $3.76 per share

•Compared to full year 2024, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24.5 percent, were as follows:
•Gross margin decreased 80 basis points to 35.5 percent from 36.3 percent
•Operating profit decreased 7 percent to $1,272 million from $1,372 million
•Operating margin decreased 70 basis points to 16.8 percent from 17.5 percent
•Net income decreased 3 percent to $3.96 per share, compared to $4.10 per share
“Overall, our fourth quarter operating results were largely in line with our expectations, as we continued to navigate through a dynamic geopolitical and macroeconomic environment,” said Jon Nudi, Masco’s President and Chief Executive Officer. “We delivered adjusted operating profit of $259 million and adjusted earnings per share of $0.82 during the quarter. Additionally, our capital allocation strategy enabled us to return $281 million to shareholders in the quarter through dividends and share repurchases.”

“For the full year 2025, we delivered solid adjusted operating profit margins of 16.8 percent and adjusted earnings per share of $3.96, and we returned $832 million to shareholders through dividends and share repurchases,” continued Nudi. “We are taking decisive actions to further position our business to drive results and deliver long-term shareholder value. We recently established an Executive Committee with dual corporate and business unit representation to fully leverage our enterprise strengths, which will enable us to continue to deliver strong execution and accelerate growth moving forward.”

“We also began to implement various restructuring actions to further streamline our business, reduce headcount, and optimize operations. In connection with these actions, we incurred charges of approximately $18 million in the fourth quarter of 2025, and we expect to incur approximately $50 million in additional charges in 2026. We anticipate the savings generated from these actions will fund additional growth initiatives and contribute to future margin expansion.”

“As we move into 2026, we are announcing the integration of Liberty Hardware into Delta Faucet Company. This realignment is a key component of our consumer driven strategy to leverage our brands, capabilities, and scale across our organization,” said Nudi. “As a result of this integration, Liberty Hardware, which was previously reported in the Decorative Architectural Products segment, will be reported within our Plumbing Products segment moving forward.”

“For 2026, we believe sales across the global repair and remodel markets will be roughly flat. We expect our sales to be roughly flat to up low-single digits when adjusted for currency, as we expect to continue to outperform the market in 2026,” said Nudi. “Based on the market outlook, our expected operating performance, and our capital deployment actions, we anticipate full year adjusted earnings per share to be in the range of $4.10 to $4.30 per share. With our industry leading brands, consumer-focused product portfolio, strong balance sheet, and disciplined capital allocation, we believe Masco is well positioned to continue to deliver long-term shareholder value.”
Dividend Declaration and Share Repurchase Authorization
Masco’s Board of Directors declared a quarterly dividend of $0.32 per share, payable on March 9, 2026 to shareholders of record on February 20, 2026. The Board also authorized a new $2.0 billion share repurchase program effective February 10, 2026, replacing the existing authorization.
“Our dividend and our share repurchase program are important pillars of our capital allocation strategy to deliver value to our shareholders. The new $2.0 billion share repurchase program underscores Masco’s resilient business model, strong financial position and the Board’s confidence in our future performance,” concluded Nudi.
About Masco
Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and hansgrohe® faucets, bath and shower fixtures; Liberty® branded decorative and functional hardware; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.
The 2025 fourth quarter and full year supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details
A conference call regarding items contained in this release is scheduled for Tuesday, February 10, 2026 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 800-549-8228 or 289-819-1520. Please use the conference identification number 68091.
The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.
A replay of the call will be available on Masco’s website or by phone by dialing 888-660-6264 or 289-819-1325. Please use the playback passcode 68091#. The telephone replay will be available approximately two hours after the end of the call and continue through March 10, 2026.
Safe Harbor Statement
This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.
Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands, to develop innovative products and respond to changing consumer purchasing practices and preferences, our ability to maintain our public image and reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, the impact on demand, pricing and product costs resulting from tariffs, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented workforce, risks associated with cybersecurity vulnerabilities, threats and attacks and risks associated with our reliance on information systems and technology. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.
Investor Contact
Robin Zondervan
Vice President, Investor Relations and FP&A
313.792.5500
MascoInvestorRelations@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Years Ended December 31, 2025 and 2024
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$1,793	$1,828	$7,562	$7,828
Cost of sales	1,186	1,192	4,883	4,997
Gross profit	607	635	2,679	2,831

Selling, general and administrative expenses	354	346	1,426	1,468
Impairment charge for other intangible assets	5	—	5	—
Operating profit	248	290	1,248	1,363

Other income (expense), net:
Interest expense	(24)	(24)	(101)	(99)
Other, net	4	(8)	(12)	(103)
	(21)	(32)	(114)	(202)
Income before income taxes	227	258	1,135	1,161

Income tax expense	51	65	277	287
Net income	176	193	858	874

Less: Net income attributable to noncontrolling interest	11	11	48	52
Net income attributable to Masco Corporation	$165	$182	$810	$822

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.80	$0.85	$3.86	$3.76

Average diluted common shares outstanding	207	215	210	219

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2025 and 2024
(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,793	$1,828	$7,562	$7,828

Gross profit, as reported	$607	$635	$2,679	$2,831
Rationalization (income) charges (1)	(2)	1	8	7
Gross profit, as adjusted	$605	$636	$2,688	$2,838

Gross margin, as reported	33.9%	34.7%	35.4%	36.2%
Gross margin, as adjusted	33.7%	34.8%	35.5%	36.3%

Selling, general and administrative expenses, as reported	$354	$346	$1,426	$1,468
Rationalization charges	8	—	11	2
Selling, general and administrative expenses, as adjusted	$346	$345	$1,416	$1,466

Selling, general and administrative expenses as a percent of net sales, as reported	19.7%	18.9%	18.9%	18.8%
Selling, general and administrative expenses as a percent of net sales, as adjusted	19.3%	18.9%	18.7%	18.7%

Operating profit, as reported	$248	$290	$1,248	$1,363
Rationalization charges	6	1	19	9
Impairment charge for other intangible assets	5	—	5	—
Operating profit, as adjusted	$259	$291	$1,272	$1,372

Operating margin, as reported	13.8%	15.9%	16.5%	17.4%
Operating margin, as adjusted	14.4%	15.9%	16.8%	17.5%

(1) Represents income for the three months ended December 31, 2025 due to the $12 million gain on the sale of a building that was related to a previous rationalization activity, partially offset by rationalization charges.

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2025 and 2024
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Income Per Common Share Reconciliations

Income before income taxes, as reported	$227	$258	$1,135	$1,161
Rationalization charges	6	1	19	9
Impairment charge for other intangible assets	5	—	5	—
Loss on sale of business (1)	—	8	—	88
Realized losses (gains) from private equity funds, net	—	—	4	(1)
Income before income taxes, as adjusted	238	267	1,163	1,257
Tax at 24.5% rate	(58)	(65)	(285)	(308)
Less: Net income attributable to noncontrolling interest	11	11	48	52
Net income, as adjusted	$169	$191	$830	$897

Net income per common share, as adjusted	$0.82	$0.89	$3.96	$4.10

Average diluted common shares outstanding	207	215	210	219
(1) Represents the loss for the three months and year ended December 31, 2024 from the sale of our Kichler Lighting business.

Outlook for the Year Ended December 31, 2026

	Year Ended December 31, 2026
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$3.91	$4.11
Rationalization charges	0.19	0.19
Net income per common share, as adjusted	$4.10	$4.30

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
December 31, 2025 and 2024
(dollars in millions)

	December 31, 2025	December 31, 2024
Balance Sheet
Assets
Current assets:
Cash and cash investments	$647	$634
Receivables	1,028	1,035
Inventories	1,046	938
Prepaid expenses and other	119	123
Total current assets	2,840	2,730

Property and equipment, net	1,195	1,116
Goodwill	623	597
Other intangible assets, net	205	220
Operating lease right-of-use assets	233	231
Other assets	105	123
Total assets	$5,201	$5,016

Liabilities
Current liabilities:
Accounts payable	$810	$789
Notes payable	2	3
Accrued liabilities	761	767
Total current liabilities	1,573	1,560

Long-term debt	2,945	2,945
Noncurrent operating lease liabilities	221	223
Other liabilities	387	342
Total liabilities	5,125	5,069

Equity	76	(53)
Total liabilities and equity	$5,201	$5,016

	As of December 31,
	2025	2024
Other Financial Data
Working capital days
Receivable days	51	51
Inventory days	83	72
Payable days	70	70
Working capital	$1,264	$1,184
Working capital as a % of sales (LTM)	16.7%	15.1%

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Years Ended December 31, 2025 and 2024

(dollars in millions)

	Year Ended December 31,
	2025	2024
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$1,098	$1,205
Working capital changes	(76)	(130)
Net cash from operating activities	1,022	1,075

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(571)	(751)
Excise tax paid on the purchase of Company common stock	(6)	(3)
Cash dividends paid	(261)	(254)
Purchase of redeemable noncontrolling interest	—	(15)
Dividends paid to noncontrolling interest	(45)	(37)
Proceeds from the exercise of stock options	6	79
Employee withholding taxes paid on stock-based compensation	(10)	(35)
Payment of debt	(2)	(3)
Net cash for financing activities	(888)	(1,017)

Cash Flows From (For) Investing Activities:
Capital expenditures	(156)	(168)
Acquisition of business	—	(4)
Proceeds from disposition of:
Business, net of cash disposed	—	126
Property and equipment	14	1
Other, net	(3)	(5)
Net cash for investing activities	(144)	(50)

Effect of exchange rate changes on cash and cash investments	25	(9)

Cash and Cash Investments:
Increase (decrease) for the year	14	(1)
At January 1	634	634
At December 31	$647	$634

	As of December 31,
	2025	2024
Liquidity
Cash and cash investments	$647	$634
Revolver availability	1,000	1,000
Total Liquidity	$1,647	$1,634

Historical information is available on our website.

Amounts may not add due to rounding.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Years Ended December 31, 2025 and 2024
(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Plumbing Products
Net sales	$1,248	$1,189	5%	$4,992	$4,853	3%
Operating profit, as reported	$207	$198		$895	$911
Operating margin, as reported	16.6%	16.7%		17.9%	18.8%
Rationalization (income) charges	(3)	1		9	9
Accelerated depreciation related to rationalization activity	—	—		1	—
Operating profit, as adjusted	204	200		904	920
Operating margin, as adjusted	16.3%	16.8%		18.1%	19.0%
Depreciation and amortization	30	28		110	107
EBITDA, as adjusted	$234	$228		$1,014	$1,027

Decorative Architectural Products
Net sales	$545	$639	(15)%	$2,570	$2,975	(14)%
Operating profit, as reported	$62	$113		$443	$549
Operating margin, as reported	11.4%	17.7%		17.2%	18.5%
Rationalization charges	8	—		9	1
Impairment charge for other intangible assets	5	—		5	—
Operating profit, as adjusted	76	113		457	550
Operating margin, as adjusted	13.9%	17.7%		17.8%	18.5%
Depreciation and amortization	8	7		30	35
EBITDA, as adjusted	$83	$120		$487	$585

Total
Net sales	$1,793	$1,828	(2)%	$7,562	$7,828	(3)%
Operating profit, as reported - segment	$269	$311		$1,338	$1,460
General corporate expense, net	(22)	(21)		(89)	(97)
Operating profit, as reported	248	290		1,248	1,363
Operating margin, as reported	13.8%	15.9%		16.5%	17.4%
Rationalization charges - segment	6	1		18	9
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Impairment charge for other intangible assets	5	—		5	—
Operating profit, as adjusted	259	291		1,272	1,372
Operating margin, as adjusted	14.4%	15.9%		16.8%	17.5%
Depreciation and amortization - segment	38	35		140	143
Depreciation and amortization - other	2	2		7	7
EBITDA, as adjusted	$298	$328		$1,420	$1,522

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Recasted Segment Data - Unaudited
For the Years Ended December 31, 2025 and 2024
(dollars in millions)

	Year Ended December 31, 2025			Year Ended December 31, 2024
	Reported	Adjustment (1)	Recasted	Reported	Adjustment (1)	Recasted
Plumbing Products
Net sales	$4,992	$218	$5,209	$4,853	$260	$5,113
Operating profit, as reported	$895	$12	$906	$911	$43	$954
Operating margin, as reported	17.9%		17.4%	18.8%		18.7%
Rationalization charges	9	1	10	9	—	9
Accelerated depreciation related to rationalization activity	1	—	1	—	—	—
Operating profit, as adjusted	$904	$13	$917	$920	$43	$962
Operating margin, as adjusted	18.1%		17.6%	19.0%		18.8%

Decorative Architectural Products
Net sales	$2,570	$(218)	$2,353	$2,975	$(260)	$2,715
Operating profit, as reported	$443	$(12)	$431	$549	$(43)	$507
Operating margin, as reported	17.2%		18.3%	18.5%		18.7%
Rationalization charges	9	(1)	8	1	—	1
Impairment charge for other intangible assets	5	—	5	—	—	—
Operating profit, as adjusted	$457	$(13)	$444	$550	$(43)	$507
Operating margin, as adjusted	17.8%		18.9%	18.5%		18.7%

Total
Net sales	$7,562	$—	$7,562	$7,828	$—	$7,828
Operating profit, as reported - segment	$1,338	$—	$1,338	$1,460	$—	$1,460
General corporate expense, net	(89)	—	(89)	(97)	—	(97)
Operating profit, as reported	1,248	—	1,248	1,363	—	1,363
Operating margin, as reported	16.5%		16.5%	17.4%		17.4%
Rationalization charges - segment	18	—	18	9	—	9
Accelerated depreciation related to rationalization activity - segment	1	—	1	—	—	—
Impairment charge for other intangible assets	5	—	5	—	—	—
Operating profit, as adjusted	$1,272	$—	$1,272	$1,372	$—	$1,372
Operating margin, as adjusted	16.8%		16.8%	17.5%		17.5%

(1) Represents the impact of the internal reorganization resulting in the integration of our Liberty Hardware business into our Delta Faucet business.

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Recasted Segment Data - Unaudited
For the Three Months Ended March 31, 2025 and June 30, 2025
(dollars in millions)

	Three Months Ended March 31, 2025			Three Months Ended June 30, 2025
	Reported	Adjustment (1)	Recasted	Reported	Adjustment (1)	Recasted
Plumbing Products
Net sales	$1,185	$61	$1,246	$1,312	$60	$1,372
Operating profit, as reported	$217	$7	$225	$275	$10	$285
Operating margin, as reported	18.3%		18.1%	21.0%		20.8%
Rationalization charges	2	—	2	2	—	2
Operating profit, as adjusted	$219	$7	$227	$276	$10	$286
Operating margin, as adjusted	18.5%		18.2%	21.0%		20.8%

Decorative Architectural Products
Net sales	$617	$(61)	$556	$738	$(60)	$679
Operating profit, as reported	$96	$(7)	$88	$157	$(10)	$147
Operating margin, as reported	15.6%		15.8%	21.3%		21.6%

Total
Net sales	$1,801	$—	$1,801	$2,051	$—	$2,051
Operating profit, as reported - segment	$313	$—	$313	$432	$—	$432
General corporate expense, net	(27)	—	(27)	(20)	—	(20)
Operating profit, as reported	286	—	286	412	—	412
Operating margin, as reported	15.9%		15.9%	20.1%		20.1%
Rationalization charges - segment	2	—	2	2	—	2
Operating profit, as adjusted	$288	$—	$288	$413	$—	$413
Operating margin, as adjusted	16.0%		16.0%	20.1%		20.1%

(1) Represents the impact of the internal reorganization resulting in the integration of our Liberty Hardware business into our Delta Faucet business.

Historical information is available on our website.
Amounts may not add due to rounding.

MASCO CORPORATION
Recasted Segment Data - Unaudited
For the Three Months Ended September 30, 2025 and December 31, 2025
(dollars in millions)

	Three Months Ended September 30, 2025			Three Months Ended December 31, 2025
	Reported	Adjustment (1)	Recasted	Reported	Adjustment (1)	Recasted
Plumbing Products
Net sales	$1,247	$43	$1,290	$1,248	$54	$1,302
Operating profit, as reported	$196	$—	$196	$207	$(6)	$201
Operating margin, as reported	15.7%		15.2%	16.6%		15.4%
Rationalization charges (income)	8	1	8	(3)	—	(2)
Operating profit, as adjusted	$204	$1	$205	$204	$(5)	$199
Operating margin, as adjusted	16.4%		15.9%	16.3%		15.3%

Decorative Architectural Products
Net sales	$670	$(43)	$627	$545	$(54)	$491
Operating profit, as reported	$128	$—	$127	$62	$6	$68
Operating margin, as reported	19.1%		20.3%	11.4%		13.8%
Rationalization charges	1	(1)	—	8	—	8
Impairment charge for other intangible assets	—	—	—	5	—	5
Operating profit, as adjusted	$128	$(1)	$127	$76	$5	$81
Operating margin, as adjusted	19.1%		20.3%	13.9%		16.5%

Total
Net sales	$1,917	$—	$1,917	$1,793	$—	$1,793
Operating profit, as reported - segment	$324	$—	$324	$269	$—	$269
General corporate expense, net	(20)	—	(20)	(22)	—	(22)
Operating profit, as reported	303	—	303	248	—	248
Operating margin, as reported	15.8%		15.8%	13.8%		13.8%
Rationalization charges - segment	8	—	8	6	—	6
Impairment charge for other intangible assets	—	—	—	5	—	5
Operating profit, as adjusted	$312	$—	$312	$259	$—	$259
Operating margin, as adjusted	16.3%		16.3%	14.4%		14.4%

(1) Represents the impact of the internal reorganization resulting in the integration of our Liberty Hardware business into our Delta Faucet business.

Historical information is available on our website.
Amounts may not add due to rounding.